                                      NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                CUSIP 71 6336AB8


Number 001
                      PETERSEN PUBLISHING COMPANY, L.L.C.
                            PETERSEN CAPITAL CORP.

              SERIES B 11 1/8% SENIOR SUBORDINATED NOTE DUE 2006


          Petersen Publishing Company, L.L.C., a Delaware limited liability company (the "Company", which term includes any successor corporation) and Petersen Capital Corp., a Delaware corporation (jointly and severally, together with the Company, the "Issuers"), for value received promise to pay to CEDE & CO. or registered assigns the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000), on November 15, 2006.

          Interest Payment Dates: May 15 and November 15, commencing May 15,
          1997

          Record Dates: May 1 and November 1

          This Note shall not be valid or obligatory for any purpose until the certificate of authentication shall have been executed by the Trustee by its manual signature.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized Officers.

               PETERSEN PUBLISHING COMPANY, L.L.C.


               By:
                   ---------------------------------------------
                   Neal Vitale
                   President/Chief Operating Officer


               By:
                   ---------------------------------------------
                   Richard Willis
                   Chief Financial Officer


               PETERSEN CAPITAL CORP.


               By:
                   ---------------------------------------------
                   Neal Vitale
                   Vice President


               By:
                   ---------------------------------------------
                   Richard Willis
                   Chief Financial Officer



Certificate of Authentication:
This is one of the Series B 11-1/8% Senior
Subordinated Notes due 2006 referred to
in the within-mentioned Indenture

Dated:



UNITED STATES TRUST COMPANY OF NEW YORK
as Trustee,


By:
     -----------------------------------
     Authorized Signatory

                                                                  (REVERSE SIDE)


                      PETERSEN PUBLISHING COMPANY, L.L.C.
                            PETERSEN CAPITAL CORP.

              SERIES B 11 1/8% SENIOR SUBORDINATED NOTE DUE 2006

1.   INTEREST.

          Petersen Publishing Company, L.L.C., a Delaware limited liability ("Capital," company (the "Company") and Petersen Capital Corp., a Delaware corporation ("Capital," and together with the Company, the "Issuers"), jointly and severally promise to Pay interest on the principal amount of this Note semiannually on May 15 and November 15 of each year (each an "Interest Payment Date"), commencing on May 15, 1997, at the rate of 11 1/8% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

          The Issuers shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate equal to 2% per annum in excess of the rate borne by the Notes.

2.   METHOD OF PAYMENT.

          The Issuers will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the May 1 or November 1 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuers will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Issuers may pay principal, premium, if any, and interest by check payable in such money. They may mail an interest check to the Holder's registered address.

3.   PAYING AGENT AND REGISTRAR.

          Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Issuers nor any of their Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar.

4.   INDENTURE; RESTRICTIVE COVENANTS.

          The Issuers issued this Note under an Indenture dated as of November 15, 1996 (the "Indenture") among the Issuers, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (SS) 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

          The Notes are general unsecured obligations of the Issuers limited to $100,000,000 aggregate principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens and the issuance of capital stock by subsidiaries of the Issuers, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Issuers and their subsidiaries, certain other restricted payments by the Issuers and their subsidiaries, certain transactions with, and investments in, their affiliates, certain sale and lease-back transactions and a provision regarding change-of-control transactions.

5.   SUBORDINATION.

          The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 18 below.

6.   OPTIONAL REDEMPTION.

          The Issuers, at their option, may redeem the Notes, in whole or in part, at any time on or after November 15, 2001 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount), set forth below, plus accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on November 15 of each year listed below:

     Year                       Redemption Price
     ----                       ----------------

     2001                           105.563%
     2002                           103.708%
     2003                           101.854%
     2004 and thereafter            100.000%

          Notwithstanding the foregoing, the Issuers may redeem in the aggregate up to 25% of the original principal amount of Notes at any time and from time to time prior to November 15, 1999 at a redemption price equal to 111.125% of the aggregate principal amount so redeemed, plus accrued interest to the Redemption Date out of the Net Proceeds of one or more Public Equity Offerings; provided that at least $75,000,000 of the principal amount of Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

7.   NOTICE OF REDEMPTION.

          Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

8.   OFFERS TO PURCHASE.

          The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Issuers are also required to make an offer to purchase Notes upon the occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

9.   DENOMINATIONS, TRANSFER, EXCHANGE.

          The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before the mailing of notice of redemption of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10.  PERSONS DEEMED OWNERS.

          The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY.

          If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuers at their written request. After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another person.

12.  AMENDMENT, SUPPLEMENT AND WAIVER.

          Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Issuers, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Issuers, the Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

13.  SUCCESSOR ENTITY.

          When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

14.  DEFAULTS AND REMEDIES.

          Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(6) or (7) of the Indenture with respect to either of the Issuers) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before judgement or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(6) or
(7) of the Indenture with respect to either of the Issuers occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

15.  TRUSTEE DEALINGS WITH THE ISSUERS

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, any Guarantor or their Affiliates, and may otherwise deal with the Issuers any Guarantor or their Affiliates, as if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS.

          As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of the Issuers or any Guarantor shall not have any liability for any obligations of the Issuers or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

17.  DEFEASANCE AND COVENANT DEFEASANCE.

          The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuers with certain conditions set forth in the Indenture.

18.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors
Act).

19.  CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Issuers have caused CUSIP Numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  GOVERNING LAW.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

          THE ISSUERS WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: PETERSEN PUBLISHING COMPANY, L.L.C., 6420 Wilshire Boulevard, Los Angeles, California 90048, Attention: Executive Vice President - Chief Financial Officer.

21.  GUARANTEE.

          The Note is initially entitled to the benefits of the Guarantee of the Guarantors whose signature appears on the notation endorsed on this Note and may thereafter be entitled to certain other Guarantees made for the benefit of the Holders. Upon the terms and subject to the conditions set forth in the Indenture, each Guarantor has jointly and severally with any other Guarantor, unconditionally guaranteed on a senior basis that the principal of, and premium, if any, interest and Additional Interest, if any, on and any additional amounts, if any, with respect to the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any interest or Additional Interest, if any, on the Notes and all other Obligations of the Issuers to the Holders or the Trustee under the Notes or the Indenture (including fees, expenses or other Obligations) will be promptly paid in full or performed. A Guarantor shall be released from the Guarantee upon the terms and subject to the conditions set forth in the Indenture. Reference is hereby made to Article 10 of the Indenture and to Exhibit A to the Indenture for the terms of the Guarantee.

                                  ASSIGNMENT


I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.


Date:                         Your Signature:
     ------------------                      -----------------------------------

                                     -------------------------------------------
                                     (Sign exactly as your name appears on the other side of this Note)


     Signature Guarantee:
                          ------------------------------------------------------

                                NOTATION ON NOTE
                             RELATING TO GUARANTEE


          Petersen Holdings, L.L.C. (the "Guarantor", which term includes any successor Person under the Indenture) has unconditionally guaranteed, on a senior subordinated basis, jointly and severally with any future Guarantors, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other Obligations of the Issuers to the Noteholders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                         Guarantor:  Petersen Holdings, L.L.C.



                         By:
                             ----------------------------------------
                             Name:  Neal Vitale
                             Title: Executive Vice President

                      OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.19 of the Indenture, check the appropriate box:

                   [_] Section 4.10          [_] Section 4.19


          If you want to have only part of the Note purchased by the pursuant to
Section 4.10 or Section 4.19 of the Indenture, state the amount you elect to have purchased:


$_________________

Date: _____________


               Your Signature:
                              ----------------------------------------------
          (Sign exactly as your name appears on the face of this Note)



-------------------------
Signature Guaranteed